FORTRESS INTERNATIONAL GROUP SUBSIDIARY INNOVATIVE POWER SYSTEMS, INC. WINS $7 MILLION CONTRACT WITH WMATA

Contact: Toi Barnhardt	FOR IMMEDIATE RELEASE
Tel: 410.423.7382
Email: tbarnhardt@thefigi.com

COLUMBIA, Md., Jan. 30, 2013 /PRNewswire/ -- Fortress International Group, Inc. (Other OTC: FIGI), a provider of consulting and engineering, construction management and 24/7/365 site services for mission-critical facilities, is pleased to announce today that its subsidiary, Innovative Power Systems, Inc., will provide Critical Batteries and other services to WMATA – Washington Metropolitan Area Transit Authority. Services are to include delivery components, storage, and charging of critical batteries. The contract will extend over a five-year period, with the majority of the revenue expected to be realized during the first half of 2013.

Anthony Angelini, Fortress CEO, stated, “We are pleased with this contract that Innovative was able to secure with WMATA. The batteries are part of the mission critical infrastructure of the Washington metropolitan transit system and further represent the trust that major organizations are provided every day from Fortress and our subsidiaries.”

About Innovative Power Systems, a subsidiary of Fortress International Group

Innovative Power Systems, Inc. is a preferred provider of turn-key installation services for Critical Power and Cooling. With DoD cleared personnel that include licensed electrical, HVAC/mechanical, and factory certified technicians, we obtain the highest level of customer satisfaction. We provide single source project coordination and management services for installation and life cycle maintenance of Critical Infrastructure power and cooling systems. Our team has over 80 years of combined experience with UPS, Generator, Critical Power & Cooling Systems, and large-complex IT Projects for Public Sector and Commercial clients. We have managed hundreds of installations throughout the world. Other services include site planning and consultation, electrical engineering, site surveys, equipment service (start-ups, emergency service, preventive maintenance, and load bank tests), battery installation and testing, generator installation, equipment deliveries and battery recycling/disposal.

Innovative Power Systems, Inc. (www.invpower.com) is a wholly owned subsidiary of Fortress International Group, Inc. (www.thefigi.com) headquartered in Columbia, Maryland.

7226 Lee DeForest Drive, Ste 104 | Columbia, Maryland 21046 | 888.321-4877
www.thefigi.com

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.thefigi.com or call 888-321-4877.

Fortress International Group, Inc. -- setting a new standard for the optimized critical facility.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company's senior management; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2011. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

SOURCE Fortress International Group, Inc.

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If you’d like more information regarding this topic, please contact Ms. Toi Barnhardt at 410.423.7382 or email at tbarnhardt@thefigi.com.

7226 Lee DeForest Drive, Ste 104 | Columbia, Maryland 21046 | 888.321-4877
www.thefigi.com